Exhibit 23.1



                   [LETTERHEAD OF GRIMSLEY, WHITE & COMPANY]



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
High Country State Bancorp, Inc.


     We consent to the incorporation by reference in the registration statements on Form S-8 of High Country Bancorp, Inc. of our report dated August 13, 2003 relating to the consolidated statements of financial condition of High Country Bancorp, Inc. as of June 30, 2003, and the related consolidated statements of income, equity and cash flows for the year ended and to the reference to our firm under the heading "Experts" in the Prospectus.


                                        /s/Grimsley, White & Company

                                        GRIMSLEY, WHITE & COMPANY

December 18, 2003